SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant __X__

Filed by a Party other than the Registrant _____

Check the appropriate box:

_____  Preliminary Proxy Statement

_____ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

__X__  Definitive Proxy Statement

_____  Definitive Additional Materials

_____  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                        Walker Interactive Systems, Inc.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box)

__X__  No fee required.

_____  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       Title of each class of securities to which transaction applies:
          ______________________________________________________________________

       Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

       Perunitprice or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

       Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

       Total fee paid:
          ______________________________________________________________________

_____  Fee paid previously with preliminary materials.

_____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          Amount Previously Paid:
          ______________________________________________________________________

          Form, Schedule or Registration Statement No.:
          ______________________________________________________________________

          Filing Party:
          ______________________________________________________________________

          Date Filed:
          ______________________________________________________________________

                                [GRAPHIC OMITTED]

                        Walker Interactive Systems, Inc.
                         303 Second Street, Three North
                         San Francisco, California 94107


                                                                  April 16, 1999

Dear Stockholder:

     On behalf of Walker Interactive Systems, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 2:00 p.m. local time on Thursday, May 20, 1999, at the Company's headquarters located at 303 Second Street, San Francisco, California. At the meeting, stockholders will be asked to (i) elect three individuals to the Company's Board of Directors to serve a three-year term expiring on the date of the Company's 2002 annual meeting of stockholders, (ii) approve an amendment to the Company's 1992 Employee Stock Purchase Plan to increase the aggregate number of shares available for issuance thereunder, (iii) approve an amendment to the Company's 1993 Non-Employee Directors' Stock Option Plan to increase the aggregate number of shares available for issuance thereunder, and (iv) ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the next fiscal year. The accompanying Notice and Proxy Statement describe these proposals. We urge you to read this information carefully.

     The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided, whether or not you now plan to attend the meeting. This will not limit your right to change your vote at the meeting or to attend the meeting.

     We appreciate your cooperation and interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                        Sincerely yours,


                                        /s/  LEONARD Y. LIU
                                        --------------------------
                                        LEONARD Y. LIU
                                        Chairman of the Board

                                [GRAPHIC OMITTED]

                        Walker Interactive Systems, Inc.
                         303 Second Street, Three North
                         San Francisco, California 94107

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held On Thursday, May 20, 1999

TO THE STOCKHOLDERS OF WALKER INTERACTIVE SYSTEMS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Walker Interactive Systems, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 20, 1999 at 2:00 p.m. local time at the Company's headquarters, 303 Second Street, San Francisco, California for the following purposes:

     1. To elect three directors to hold office until the 2002 Annual Meeting of Stockholders.

     2. To approve the Company's 1992 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 950,000 shares to 1,500,000 shares, an increase of 550,000 shares.

     3. To approve the Company's 1993 Non-Employee Directors' Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan from 250,000 shares to 350,000, an increase of 100,000 shares.

     4. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.


     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 31, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.


                                        By Order of the Board of Directors,


                                        /s/  BARBARA M. HUBBARD
                                        ----------------------------
                                        BARBARA M. HUBBARD
                                        Vice President, Finance,
                                        and Assistant Secretary

San Francisco, California
April 16, 1999


--------------------------------------------------------------------------------
     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                        Walker Interactive Systems, Inc.
                         303 Second Street, Three North
                         San Francisco, California 94107


                                 PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Walker Interactive Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Thursday, May 20, 1999, at 2:00 p.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters located at 303 Second Street, San Francisco, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 16, 1999, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 31, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 1999, the Company had outstanding and entitled to vote 13,949,833 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 303 Second Street, Three North, San Francisco, California 94107, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 2000 annual meeting of stockholders must be received by the Company not later than December 18, 1999 in order to be included in the proxy statement and proxy relating to that annual meeting. Pursuant to the Company's Bylaws, stockholders who wish to bring matters before, or propose nominees for director at, the Company's 2000 annual meeting of stockholders that are not to be included in such proxy statement and proxy must provide specified information to the Company not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the 1999 annual meeting (or May 20, 2000). Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board of Directors is presently composed of six members. There are three directors being nominated for election as Class I Directors. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2002 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of thethree nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

Class I Directors

     Mr. Leonard Y. Liu, age 57, has served as the Chairman, President and Chief Executive Officer of the Company since June 1995. Prior to joining the Company, Mr. Liu served as Chief Operating Officer of Cadence Design Systems, Inc. ("Cadence"), an electronic automated design software company, from January 1993 to March 1995, and has been a director of Cadence since June 1989. Mr. Liu was Chairman and Chief Executive Officer of Acer America Corporation and President of Acer, Inc., a personal computer company, from 1989 until March 1992. From 1969 to April 1989, Mr. Liu held various technical and general management positions in IBM Corporation, a computer company. In addition to Cadence, Mr. Liu is currently a director of Advanced Semiconductor Engineering Inc.


                                       2.

     Mr. David C. Wetmore, age 50, has served as a director of the Company since May 1993. Since November 1995, Mr. Wetmore has served as Managing Director of Updata Capital, Inc., an investment banking organization serving the technology industry. From January 1995 through April 1995, Mr. Wetmore was Executive Vice President, Europe and Agents, of Legent Corporation ("Legent"), a developer and distributor of productivity enhancement system software. From August 1992 to December 1994, Mr. Wetmore served as Legent's Executive Vice President and Chief Operating Officer. From August 1988 to August 1992, Mr. Wetmore was employed by Goal Systems International, Inc., a software products company, in various positions, most recently as Chairman of the Board, President and Chief Executive Officer. Mr. Wetmore is currently a director of Grange Mutual Insurance Companies, Career Builder, Inc., Profit Management Group, Inc., Technology
Builders, Inc. and Nationwide Investing Foundation, Plc., a registered investment company.

     Mr. William A. Hasler, age 57, has served as a director of the Company since February 1996. Since July 1998, Mr. Hasler has been the Co-Chief Executive Officer of Aphton Corporation, a bio-pharmaceutical company. From August 1991 to July 1998, Mr. Hasler was the Dean and Department Chair of the Walter A. Haas School of Business at the University of California, Berkeley. From July 1972 to August 1991, Mr. Hasler was employed by KPMG Peat Marwick in various positions, most recently as Vice Chairman responsible for the worldwide management consulting practice. Mr. Hasler is currently a director of Solectron Corporation, Tenera Corporation, TCSI Corporation, Aphton Corporation and Asia Pacific Wire & Cable Corporation Limited.

                              MANAGEMENT RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

Class II Directors

     Ms. Tania Amochaev, age 49, has served as a director of the Company since May 1994. Ms. Amochaev joined QuickResponse Services, Inc., a provider of supply chain management solutions to the retail industry, as President in May 1992 and was appointed Chief Executive Officer in May 1993. In February 1997, Ms. Amochaev resigned from that position and was named Chairman of the Executive Committee of QuickResponse Services, Inc. Ms. Amochaev was Chief Executive Officer of Natural Language, Inc., a client/server database tool software company, from May 1988 to March 1992. From 1984 to 1987, Ms. Amochaev was President and Chief Executive Officer of Comserv Corporation, a manufacturing applications software company acquired in 1987 by Management Science America. Ms. Amochaev is currently a director of Governmental Technology Services, Inc., Symantec Corporation and QRS Corporation.

     Mr. John M. Lillie, age 62, has served as a director of the Company since July 1996. Since July 1998, Mr. Lillie has been President of Sequoia Associates, a private investment firm. From 1996 to 1998, he served as Chairman of the Board of The Epic Team, Inc., a manufacturer of bicycles and bicycle accessories. Mr. Lillie served as Chairman of the Board and Chief Executive Officer of APL, Ltd. from 1991 to 1995. Mr. Lillie is currently a director of The Gap, Inc., Consolidated Freightways and Circle International, Inc.


                                       3.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

Class III Director

     Mr. Richard C. Alberding, age 68, has served as a director of the Company since October 1991. Mr. Alberding was employed by Hewlett-Packard Co., a computer company, from 1958 until his retirement in June 1991, serving in various positions, most recently as Executive Vice President with responsibility for Hewlett-Packard's Marketing and International operations. Mr. Alberding is currently a director of Kennametal, Inc., Sybase, Inc., Digital Microwave Corp., Paging Network, Inc., Digital Link, Inc., Quickturn Design Systems, Inc. and JLK Direct Distribution, Inc.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1998, the Board of Directors held seven meetings. The Board has an Audit Committee, a Compensation Committee and a Non-Officer Stock Option Committee.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met four times during the fiscal year ended December 31, 1998. It is currently composed of three non-employee directors, Ms. Amochaev and Messrs. Lillie and Wetmore.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which is currently composed of three non-employee directors, Messrs. Alberding, Hasler and Lillie, met nine times during the fiscal year ended December 31, 1998.

     The Non-Officer Stock Option Committee is authorized to make stock option grants under the Company's 1994 Equity Incentive Plan and 1995 Non-Statutory Stock Option Plan for Non-Officers to employees who are not officers. The Non-Officer Stock Option Committee, which is composed of one director, Mr. Liu, acted forty times during the fiscal year ended December 31, 1998.

     During the fiscal year ended December 31, 1998, each incumbent Board member attended at least 75% of the aggregate of the meetings of the Board and each incumbent Board member, except for Mr. Lillie, attended at least 75% of the aggregate of the meetings of the committees on which he or she served which were held during the period for which he or she was a director or committee member. Mr. Lillie attended six of the seven meetings of the Board held during the fiscal year ended December 31, 1998. Mr. Lillie was absent for three meetings each of the Audit Committee and Compensation Committee. However, because meetings of both such Committees were conducted simultaneously on two occasions, Mr. Lillie was unable to attend one meeting of each such Committee.

                                   PROPOSAL 2

            APPROVAL OF 1992 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

     In January 1992, the Company's Board of Directors (the "Board") adopted, and the stockholders subsequently approved, the Company's 1992 Employee Stock Purchase Plan (the "Purchase Plan"), authorizing the issuance of 150,000 shares of the Company's Common Stock. In January 1993, March 1995 and February 1998, the Board adopted, and the stockholders subsequently approved, amendments to the Purchase Plan to increase the number of


                                       4.

shares authorized for issuance thereunder to an aggregate of 350,000, 650,000 and 950,000 shares respectively. At January 31, 1999, an aggregate of 760,243 shares had been issued under the Purchase Plan and only 189,757 shares remained available for the grant of future rights under the Purchase Plan.

     In February 1999, the Board adopted an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Purchase Plan from a total of 950,000 shares to a total of 1,500,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensure that the Company can continue to provide such incentives at levels determined appropriate by the Board. The Board anticipates that the increase will provide sufficient shares to satisfy the Company's needs over at least a two-year period. During the last fiscal year, shares were purchased under the Purchase Plan by the executive officers of the Company in the amounts and at the weighted average prices per share as follows: Ms. Hubbard, 1,784 shares ($7.78); all current executive officers as a group, 1,784 shares ($7.78); and all employees (excluding executive officers), 160,703 shares ($7.53).

     The Board also amended the Purchase Plan to modify the permissible effect of an amendment to the Purchase Plan upon rights granted prior to such Purchase Plan amendments. Purchase Plan amendments will be permitted to alter rights granted under the Purchase Plan so long as such amendments do not impair such rights. Notwithstanding the foregoing, amendments may impair rights granted under the Purchase Plan if such amendments are necessary to ensure that the Purchase Plan will remain qualified under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     Stockholders are requested in this Proposal 2 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

     The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

     The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board of Directors to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

Administration

     The Purchase Plan is administered by the Board of Directors, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has the power, which it has not exercised, to delegate administration of such plan to a committee of not less than two Board members (the "Committee"). The Board may abolish any such Committee at any time and revest in the Board the administration of the Purchase Plan.


                                       5.

Stock Subject to Purchase Plan

     Subject to approval of this proposal, 1,500,000 shares are reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan. Offerings

     The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Currently, each such offering has a 24-month duration. However, the Board has discretion to change the length of offerings under the Purchase Plan. Prior to July 1, 1998, each such offering had a 12-month duration.

Eligibility

     Any person who customarily is employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the PurchasePlan. The Board may impose a requirement for future offerings that an employee be in the continuous employ of the Company for a certain period designated by the Board to be eligible to participate in the offering. The Board may provide that officers of the Company who are "highly compensated" as defined in the Code are not eligible to be granted rights under an offering.

     Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him or her to buy stock valued at more than $25,000 (determined based upon the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year. The number of shares of Common Stock that an eligible employee can purchase in any calendar year is limited to 10,000 shares, aggregating purchases from all Offerings during such year. At February 28, 1999, approximately 534 of the Company's approximately 545 employees were eligible to participate in the Purchase Plan.

Participation in the Plan

     Eligible employees become participants in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15%, or such lesser percentage as approved by the Board, of such employees' total compensation during the purchase period.

Purchase Price

     The purchase price per share at which shares are sold in an offering under the Purchase Plan is the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, and (b) 85% of the fair market value of a share of Common Stock on the date of purchase.

Payment of Purchase Price; Payroll Deductions

     The purchase price of the shares is accumulated by payroll deductions over the offering period. A participant may increase, reduce or commence payroll deductions after the beginning of any purchase period only as provided for in the offering. A participant may make additional payments into his or her account only if specifically provided for in the offering and only if the participant has not had the maximum amount withheld during the purchase period.


                                       6.

All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company.

Purchase of Stock

     By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

Withdrawal

     While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period, except as provided by the Board or the Committee in the offering.

     Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of stock on the employee's behalf during such offering, and such employee's interest in the offering automatically will be terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

     Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

     Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Adjustment Provisions

     If any change is made in the stock subject to the Purchase Plan, or subject to any rights granted under the Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Purchase Plan and outstanding rights will be appropriately adjusted in the class and maximum number of shares subject to the Purchase Plan and the class, number of shares and price per share of stock subject to outstanding rights.


                                       7.

Effect of Certain Corporate Events

     In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, such rights will continue in full force and effect, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

Duration, Amendment and Termination

     The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the plan will terminate in January 2002.

     The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if such amendment requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under
Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or with any Nasdaq or securities exchange listing requirements.

     Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without consent of the person to whom such rights were granted, unless such amendment is necessary to comply with any laws or governmental regulations or to ensure that the Purchase Plan will remain qualified under Section 423 of the Code.

Federal Income Tax Information

     Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

     A participant will be taxed on amounts withheld for the purchase of shares as if such amounts actually were received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the acquired shares.

     If the stock is sold or disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as capital gain or loss. Such capital gains are generally subject to lower tax rates than ordinary income.

     If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain or loss will be treated as capital gain or loss. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date.

     There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disposition before the expiration of the holding periods described above


                                       8.

(subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of tax reporting obligations).

     The foregoing discussion is intended to be a general summary only of the federal income tax aspects of rights granted under the Purchase Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Purchase Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                                   PROPOSAL 3

     APPROVAL OF 1993 NON EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED

     In January 1993, the Board adopted, and the stockholders subsequently approved, the Company's 1993 Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan"). As a result of a series of amendments, a total of 250,000 shares of Common Stock has been authorized for issuance under the Directors' Plan.

     As of March 31, 1999, options (net of canceled or expired options) covering an aggregate of 204,000 shares of the Company's Common Stock had been granted under the Directors' Plan. Only 46,000 shares of Common Stock (plus any shares that might in the future be returned to the Directors' Plan as a result of cancellations or expiration of options) remained available for future grant under the Directors' Plan. During the last fiscal year, all current non-employee directors, as a group, received options to purchase 60,000 shares at a weighted-average exercise price of approximately $9.97 per share. See "Executive Compensation-Compensation of Directors."

     In March 1999, the Board amended the Directors' Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Directors' Plan from a total of 250,000 shares to a total of 350,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options at levels prescribed by the terms of the Directors' Plan.

     Stockholders are requested in this Proposal 3 to approve the Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

     The essential features of the Directors' Plan are outlined below:

General

     The   Directors'   Plan  provides  for  the   non-discretionary   grant  of
nonstatutory stock options to members of the Company's Board who are not employees of theCompany or any affiliate of the Company. Options granted under the Directors' Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of nonstatutory stock options.


                                       9.

Purpose

     The Board adopted the Directors' Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Five of the current directors of the Company are eligible to participate in the Directors' Plan.

Administration

     The Board administers the Directors' Plan. The Board has the power to construe and interpret the Directors' Plan but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or the other terms of the options.

     The Board has the power, which it has not yet exercised, to delegate administration of the Directors' Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Directors' Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

Eligibility

     The Directors' Plan provides that options may be granted only to non-employee directors of the Company. A "non-employee director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee of the Company or any affiliate.

Stock Subject to the Directors' Plan

     Subject to this Proposal, an aggregate of 350,000 shares of Common Stock is reserved for issuance under the Directors' Plan. If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such options again become available for issuance under the Directors' Plan.

Terms of Options

     The following is a description of the terms of options under the Directors' Plan. Each option granted under the Directors' Plan is non-discretionary and must be made in accordance with the terms described below.

     Automatic Grants. The Directors' Plan provides for the automatic, non-discretionary grant of options to purchase 6,000 shares of the Company's Common Stock, on January 2 of each year, to each non-employee director in service as of such date. However, the automatic grant scheduled to be made on January 2, 1999 was made on December 15, 1998. In addition, each new member of the Board is granted options to purchase 15,000 shares of the Company's Common Stock as of the date of his or her initial election to the Board.

     Exercise Price; Payment. The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. At March 31, 1999, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $4.25 per share.

     The exercise price of options granted under the Directors' Plan must be paid: (i) in cash at the time the option is exercised; (ii) by delivery of other Common Stock of the Company; or (iii) by a combination of such methods of payment.


                                       10.

     Option Exercise. Options granted under the Directors' Plan upona person's initial election as a director become exercisable ("vest") in three equal annual installments commencing on the first anniversary after the date of the option grant provided that the optionholder has, during the entire annual period prior to such vesting date, continuously served as a non-employee director. Other options granted under the Directors' Plan vest in four equal quarterly installments commencing on the date three months after the date of the option grant, provided that the optionholder has, during the entire quarterly period prior to such vesting date, continuously served as a non-employee director. Options granted under the Directors' Plan do not permit exercise prior to vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the
Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned Common Stock of the Company or by a combination of these means.

     Term. The maximum term of options under the Directors' Plan is 10 years.

Restrictions on Transfer

     The optionholder may not transfer an option otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionholder, an option may be exercised only by the optionholder or his or her guardian or legal representative.

Adjustment Provisions

     Certain transactions, such as a merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, may change the class and number of shares of Common Stock subject to the Directors' Plan and outstanding options. In that event, the Directors' Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the Directors' Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of Common Stock subject to such options.

Effect of Certain Corporate Events

     The Directors' Plan provides that, in the event of specified types of merger or other corporate reorganization ("change in control"), the time during which outstanding options may be exercised will be accelerated to permit the optionee to exercise all options prior to such change in control. An outstanding option will terminate if the optionholder does not exercise it before a change in control. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

     The Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Directors' Plan will terminate on January 28, 2003.

     The Board may also amend the Directors' Plan at any time or from time to time. However, the Board may not amend the Plan more than once every six months with respect to the provisions of the Plan that relate to the amount, price and timing of grants, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. No amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would (i) increase the number of shares reserved for issuance upon exercise of options; (ii) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order forthe Directors' Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 promulgated under the Exchange Act; or (iii) change any other provision of the Directors' Plan in any other way if such modification requires stockholder approval in order


                                       11.

to comply with Rule 16b-3 promulgated under the Exchange Act. The Board may submit any other amendment to the Directors' Plan for stockholder approval.

Federal Income Tax Information

     Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the Directors' Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. If the optionholder becomes an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

     Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     In the event that there is a change in control of the Company, payments received by certain optionees that are contingent upon the change in control may constitute "parachute payments." If, by reason of such change in control, the exercisability of outstanding options is accelerated, the value of the acceleration is added to other contingent payments, if any, in determining whether the optionee has received "excess parachute payments." In general, if an optionee receives excess parachute payments, an excise tax equal to 20% of the amount of parachute payments is imposed on the optionee, and the Company does not receive a deduction for such amount.

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since 1988. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions.

     Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent


                                       12.

auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.


                                       13.

                             ADDITIONAL INFORMATION

MANAGEMENT

     Officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company.

       Name             Age                     Position
Leonard Y. Liu          57    Chairman, President and Chief Executive Officer
Barbara M. Hubbard      47    Vice President, Finance, Chief Accounting Officer,
                              Assistant Treasurer and Assistant Secretary

     Ms. Hubbard has served as the Company's Vice President, Finance since November 1998 and Chief Accounting Officer, Assistant Treasurer and Assistant Secretary since May 1996. Ms. Hubbard served as the Company's Vice President and Corporate Controller from April 1996 to November 1998. From May 1994 to July 1995, she was Corporate Controller and Chief Accounting Officer of Intuit, Inc. From October 1991 to April 1994, she was Corporate Controller and Principal Accounting Officer of Software Publishing Corporation. Ms. Hubbard is a Certified Public Accountant in California and Illinois.


                                       14.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 31, 1999 by (i) all those known by the Company to be beneficial owners of more than five percent of its Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                     Beneficial Ownership(1)
                                                  ------------------------------
                                                    Number of         Percent of
                  Beneficial Owner                   Shares            Total (%)
                  ----------------                ----------          ----------

Pequot Capital Management, Inc..................  1,399,100 (2)          9.9
   500 Nyala Farm Road
   Westport, CT  06880

Thomson Horstmann & Bryant, Inc.................  1,014,900 (3)          7.2
   Park 80 West, Plaza One
   Saddlebrook, NJ  07663

Rainier Investment Management, Inc..............    845,250 (4)          6.0
   Two Union Square
   601 Union Street, Suite 2801
   Seattle, WA  98101

Leonard Y. Liu..................................    750,001 (5)(6)       5.1

Bruce C. Pollock................................    121,375 (5)(7)        *

Thomas W. Hubbs.................................      5,000               *

Barbara M. Hubbard..............................     34,947 (5)(8)        *

Richard C. Alberding............................     31,500 (5)           *

Tania Amochaev..................................     31,500 (5)           *

William A. Hasler...............................     28,000 (5)           *

John M. Lillie..................................     28,500 (5)           *

David C. Wetmore ...............................     41,500 (5)           *

All directors and executive officers
   as a group (9 persons).......................  1,072,323              7.2

----------

*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,135,478 shares outstanding on January 31, 1999, adjusted as required by rules promulgated by the SEC.

(2)  Pequot Capital Management,  Inc., is an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940.

(3)  Thomson Horstmann & Bryant, Inc., is an investment adviser registered under
     Section 203 of the Investment Advisers Act of 1940.

(4) Rainier Investment Management, Inc., is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.


                                       15.

(5) Includes shares which certain directors and executive officers of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Leonard Y. Liu, 480,001 shares; Bruce C. Pollock, 112,375 shares; Barbara M. Hubbard, 32,500 shares; Richard C. Alberding, 25,500 shares; Tania Amochaev, 31,500 shares; William A. Hasler, 23,000 shares; John M. Lillie, 23,500 shares; David C. Wetmore, 34,500 shares; and all directors and executive officers as a group, 762,876 shares.

(6) Does not include 2,630 shares held by Mr. Liu's son, Jesse Liu, and 1,600 shares held by Mr. Liu's grandson, Brandon Liu, as to which shares Mr. Liu disclaims beneficial ownership.

(7)  Includes 2,000 shares held in spouse's retirement plan.

(8)  Includes  2,447 shares  acquired  through the 1992 Employee  Stock Purchase
     Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required bythe SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with; except that two reports regarding two transactions effected by Updata Cpaital, Inc., an investment banking organization of which Mr. Wetmore is Managing Director, were filed late.


                                       16.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives a quarterly retainer of $2,500 and a per meeting fee of $1,000 (plus $1,500 per year for serving as a committee chairman and $1,000 per year for serving as a committee member). In the fiscal year ended December 31, 1998, the total cash compensation earned by non-employee directors was $77,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the Directors' Plan. See "Stockholder Proposals-Proposal 3-Approval of 1993 Non-Employee Directors' Stock OptionPlan, as amended".

     On January 2, 1998, the Company granted options covering 6,000 shares to each of Messrs. Alberding, Hasler, Lillie and Wetmore and Ms. Amochaev at an exercise price of $13.5625 per share under the Directors' Plan. The fair market value of such Common Stock on the date of such grant was $13.5625 per share (based on the closing sales price reported in the Nasdaq National Market for the date of grant). On December 14, 1998, the Company granted options covering 6,000 shares to each of Messrs. Alberding, Hasler, Lillie and Wetmore and Ms. Amochaev at an exercise price of $6.3750 per share under the Directors' Plan for 1999 service. The fair market value of such Common Stock on the date of such grant was $6.3750 per share (based on the closing sales price reported in the Nasdaq National Market for the date of grant). As of March 31, 1999, Mr. Hasler had exercised options for 2,500 shares under the Directors' Plan; no other options had been exercised under the Directors' Plan.


                                       17.

COMPENSATION OF EXECUTIVE OFFICERS

                             Summary of Compensation

     The following table shows for the fiscal years ended December 31, 1998, 1997 and 1996, compensation awarded, paid to, or earned by the Company's Chief Executive Officer, its other most highly compensated executive officer at December 31, 1998 and two former executive officers who departed from the Company during fiscal year 1998 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                           Long-Term
                                            Annual        Compensation
                                         Compensation        Awards
                                      -----------------   ----------
                                                                       All Other
                                                          Securities    Compen-
   Name and Principal                 Salary     Bonus    Underlying    sation
        Position               Year     ($)       ($)     Options (#)     ($)
   ------------------          ----   -------   -------   ----------   ---------
Leonard Y. Liu                 1998   375,000    99,120     475,000    7,070 (1)
 Chairman, President and       1997   375,000   170,894          --    7,070 (1)
 Chief Executive Officer       1996   375,000   283,190      75,000    4,555 (1)

Thomas W. Hubbs  (3)           1998   110,913    30,873     120,000      607 (2)
 Senior Vice President and
 Chief Financial Officer

Bruce C. Pollock  (4)          1998   107,500     3,263          --    6,035 (1)
 Senior Vice President and     1997   200,000    36,472          --    6,325 (1)
 Chief Financial Officer       1996   200,000    70,287          --    5,538 (1)

Barbara M. Hubbard  (5)        1998   155,000    18,098      10,000    5,630 (1)
 Vice President, Finance       1997   145,000    16,785      10,000    5,585 (1)
 and Chief Accounting Officer  1996   105,000    29,825      40,000      328 (2)

----------

(1) Consists of matching contributions pursuant to the Company's 401(k) Plan and, in some cases, term life insurance premiums paid by the Company.

(2)  Consists of term life insurance premiums paid by the Company.

(3) Mr. Hubbs joined the Company in April 1998 and left the Company in October 1998. Prior to the occurrence of any vesting, stock options granted to Mr. Hubbs terminated at the time he left the Company.

(4)  Mr.  Pollock  left the  Company in June 1998.

(5)  Ms. Hubbard joined the Company in April 1996.


                                       18.

                        Stock Option Grants And Exercises

     The Company grants options to its executive officers under its 1989 Stock Option Plan and its 1994 Equity Incentive Plan (collectively, the "Plans"). As of February 27, 1999, options to purchase a total of 1,945,085 shares were outstanding under the Plans and options to purchase 486,206 shares remained available for grant thereunder.

     The Company also may grant stock options to non-officer employees under its 1995 Nonstatutory Stock Option Plan for Non-Officer Employees (the "Nonstatutory Plan"). The Nonstatutory Plan authorizes the issuance of 2,500,000 shares of the Company's Common Stock. Only employees of the Company who hold positions below the level of Officer (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) and are not subject to Section 16 of the Exchange Act are eligible to receive options under the Nonstatutory Plan. Options granted under the Nonstatutory Plan are not intended by the Company to qualify as incentive stock options under the Code. As of April 15, 1999, options to purchase a total of 1,706,442 shares were outstanding under the Nonstatutory Plan and options to purchase 691,687 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended December 31, 1998, certain information regarding options granted to, exercised by and held at year-end by the Named Executive Officers:

                        Option Grants in Last Fiscal Year

                                           Individual Grants
                         -----------------------------------------------------     Potential Realizable
                                                                                     Value at Assumed
                          Number of      % of Total                                  Annual Rates of
                         Securities       Options                                      Stock Price
                         Underlying      Granted to                                  Appreciation for
                          Options       Employees in   Exercise or                        Option
                           Granted         Fiscal       Base Price  Expiration           Term(1)
      Name                  (#)           Year(2)       ($/Sh)(3)      Date           5% ($) 10% ($)
      -----              -----------    ------------   -----------  ----------    ---------------------
Leonard Y. Liu           300,000 (5)       10.9%           9.13        8/5/08       1,722,542   4,365,261
                         100,000 (4)        3.6%           9.13        8/5/08         574,181   1,455,087
                          75,000 (4)        2.7%          16.00        3/5/08         754,674   1,912,491

Thomas W. Hubbs          120,000 (4)        4.4%          14.88       5/21/08 (6)          --          --

Bruce C. Pollock              --             --              --            --              --          --

Barbara M. Hubbard        10,000 (4)        0.4%           4.75      10/23/08          29,872      75,703

----------
(1) Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option, in each case without any discounting to net present value and before income taxes associated with the exercise. Actual gains, if any, on stock option exercises depend on the future performance of the Company's Common Stock and the continued employment of the Named Executive Officer through the vesting period and exercise period. These amounts represent assumed rates of appreciation only, based on SEC rules, and may not necessarily be indicative of results obtained.

(2) Based on options to purchase 2,741,000 shares of the Company's Common Stock granted in 1998.

(3)  All options were granted at the fair market value at the date of grant.

(4) Options vest over a four-year period at the rate of 25% per year. The options will fully vest upon a change of control, as defined in the Plans, unless the acquiring company assumes the options or substitutes similar options.

(5) Option will vest on the earlier of the following occurrences: (i) entirely on June 25, 2003; or (ii) in the amount of 75,000 shares upon completion of each of the Company's fiscal years 1998 through 2001, if


                                      19.

     certain Company performance goals are met.

(6) Mr. Hubbs left the Company in October 1998, and consequently his stock option terminated prior to the first vesting date of such option.

                        Fiscal Year-End Option Values (1)

                                 Number of Securities          Value of Unexercised
                                Underlying Unexercised             In-The-Money
                                 Options at FY-End (#)        Options at FY-End($)(2)
                              ---------------------------   ---------------------------
    Name                      Exercisable   Unexercisable   Exercisable   Unexercisable
    ----                      -----------   -------------   -----------   -------------
Leonard Y. Liu                  430,000        675,000        539,688        223,438

Thomas W. Hubbs                      --             --             --             --

Bruce C. Pollock                108,250         16,750              0              0

Barbara M. Hubbard               22,500         37,500              0              0

----------

(1) No Named Executive Officers exercised stock options during the fiscal year ended December 31, 1998.

(2) Fair market value of the Company's Common Stock at December 31, 1998 ($6.75) minus the exercise price of the options.

EMPLOYMENT AGREEMENTS

     Mr. Liu entered into an employment agreement with the Company that provided for a one-time signing bonus in the amount of $187,500, the grant of options to purchase 600,000 shares of Common Stock and a $250,000 line of credit to be used for the purchase of shares of the Company's Common Stock on the open market. As of March 15, 1999, Mr. Liu had not drawn upon the line of credit. In addition, the employment agreement, as amended, provides that, in the event he is terminated without cause or he terminates his employment because the Company has reduced his responsibilities, functions, titles or overall compensation package, he will be entitled to receive severance payments equal to twelve months of base salary, accelerated vesting of all options that otherwise would have vested over the six-month period immediately following such termination and six months after termination to exercise any and all vested stock options. With respect to options granted subsequent to March 4, 1998, the agreement provides that upon such event Mr. Liu will receive accelerated vesting of all options that otherwise would have vested over the twelve-month period immediately following termination and twelve months after termination to exercise vested options. The agreement also provides that if Mr. Liu is terminated or his responsibilities reduced substantially, as the result of an acquisition of the Company or a similar corporate event, Mr. Liu will be entitled to receive severance payments in the amount of twenty-four months of base salary,a bonus payment in the amount of twice the average bonus that Mr.Liu received for the Company's prior two fiscal years, accelerated vesting of all remaining unvested options and twelve months after termination to exercise any and all vested stock options. With respect to options granted subsequent to March 4, 1998, the agreement provides that Mr. Liu shall have twenty-four months after termination to exercise vested options.


                                      20.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors (the "Committee") is composed of the non-employee directors identified at the end of this report. None of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member. The Committee is responsible for setting and administering the policies which govern annual performance, and determines the compensation of the Chief Executive Officer ("CEO") and other executive officers of the Company.

COMPENSATION PHILOSOPHY

     The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to ensure a direct relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During fiscal year 1998, the Company used base salary, annual incentives and long-term incentives under the Plans to achieve these objectives. In carrying out these objectives, the Committee considers the following:

o The level of compensation paid to executive officers in positions of companies similarly situated in size and products. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. Compensation surveys used by the Company typically include public and private companies comparable in size, products or industry to the Company.

o The individual performance of each executive officer. Individual performance includes meeting individual performance objectives, demonstration of job knowledge, skills, teamwork and acceptance of the Company's core values.

o Corporate performance. Corporate performance is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company's objectives and goals as typically reflected in the annual operating plan.

o The responsibility and authority of each position relative to other positions within the Company.

     The Committee does not quantitatively weight these factors but considers all of these factors as a whole in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation follows.

----------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                      21.

BASE SALARY

     Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for comparable positions at other software and computer industry companies of similar size and products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting periodic compensation reviews, the Committee considers each individual executive officer's achievements in meeting Company financial and business objectives during the prior fiscal year, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee periodically considers the low, midpoint and upper ranges of base salaries published by compensation surveys in establishing base salaries for each executive officer.

ANNUAL INCENTIVE

     Annual bonus incentives for executives are intended to reflect the Company's belief that management's contribution to stockholder returns comes from achieving operating results that maximize the Company's earnings and cash flow over a multi-year time horizon. The Company believes that the achievement of its performance objectives depends on (i) its ability to deliver outstanding products and services to its customers, (ii) its success in establishing and maintaining a position of strength in its chosen markets, and (iii) its short- and long-term profitability, as well as the quality of that profitability. For purposes of annual incentive compensation, progress toward these performance objectives is measured against the results anticipated in the Company's annual operating plan, which is approved by the Board of Directors.

     The 1998 incentive compensation for executive officers other than the Chief Executive Officer was based in part on the achievement of total Company results consistent with the Company's 1998 operating plan, as well as achievement of other objectives in the 1998 operating plan specific to such officers' individual areas of management responsibility.

     The Company believes that this incentive compensation structure closely links the incentives paid to its executives with the results necessary to create long-term value for stockholders.

LONG-TERM INCENTIVE

     The Compensation Committee also endorses the position that stock ownership by management is beneficial in aligning management and stockholder interests in enhancing stockholder value. In that regard, stock options also are used to retain executives and motivate results to improve long-term stock market performance. Stock options are granted at the prevailing market value and will have value only if the Company's stock price increases. As part of its periodic review of compensation, the Compensation Committee reviews the stock option holdings of the Company's officers and senior executives, and recommends additional stock option grants as appropriate.

     The Compensation Committee determines the number of options to be granted to executive management based on (i) competitive practice within the comparison group used in determining base salary, (ii) historical performance of the executive, and (iii) the amount of prior grants held by the executives, as well as the number of vested versus unvested options. When using comparative data, the Company targets its option grants in the mid to high range of comparable companies.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Stock options granted under the Company's 1994 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant are considered to be "performance-based compensation."


                                      22.

CEO COMPENSATION

     During the fiscal year ended December 31, 1998, Mr. Liu served as Chairman, President and Chief Executive Officer throughout the year and continues to hold such offices.

     Mr. Liu's base salary, annual incentives and long-term incentives were determined in accordance with the criteria described in the "Base Salary," "Annual Incentive" and "Long-Term Incentive" sections of this report. Mr. Liu's base salary in 1998 was $375,000; see "Summary Compensation Table." This amount, together with a potential annual incentive tied to the achievement of 1998 revenue and net income targets, was estimated to provide an annual cash compensation level which would be competitive with the mid to high range of compensation paid by comparable software companies. Based on Mr. Liu's and the Company's operating performance in 1998, Mr. Liu earned an incentive bonus of $99,120. Mr. Liu's total cash compensation in 1998 was $481,190. As part of its annual review of senior executive compensation, the Compensation Committee, at its meeting on February 10, 1999, increased Mr. Liu's annual incentive bonus at achievement of 100% of plan to $300,000 per year from $250,000 per year.

CONCLUSION

     Through the plans described above, a significant portion of the Company's executive compensation programs and Mr. Liu's compensation are contingent on Company performance and realization of benefits closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.


                                        COMPENSATION COMMITTEE


                                        William A. Hasler, Chairman
                                        Richard C. Alberding
                                        John M. Lillie


                                      23.

PERFORMANCE MEASUREMENT COMPARISON(1)

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on its market price, with the cumulative total return of companies on Standard & Poor's 500 Index (the "S&P 500") and the Nasdaq Computer and Data Processing Stocks Index, assuming reinvestment of dividends, for the period beginning December 31, 1993 through the Company's fiscal year ended December 31, 1998. This graph assumes that the value of the investment in the Company's Common Stock and each of the comparison groups was $100 on December 31, 1993.

                            COMPARISON OF CUMULATIVE
                           TOTAL RETURN ON INVESTMENT

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

--------------------------------------------------------------------------------
           12/31/93    12/30/94    12/29/95    12/31/96     12/31/97    12/31/98
--------------------------------------------------------------------------------
NASDAQ      100.00       97.75      138.28      170.01       208.58      293.21

Walker      100.00       71.05       78.29      142.76       144.74       71.05

S&P 500     100.00      101.37      139.51      170.02       229.80      303.18
--------------------------------------------------------------------------------

----------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                      24.

                              CERTAIN TRANSACTIONS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors,


                                        /s/  BARBARA M. HUBBARD
                                        ----------------------------
                                        BARBARA M. HUBBARD
                                        Vice President, Finance
                                        and Assistant Secretary


April 16, 1999


                                      25.

                                                                  SKU-1101-PS-99

                                      26.

                                [GRAPHIC OMITTED]

                        Walker Interactive Systems, Inc.
                         303 Second Street, Three North
                         San Francisco, California 94107


April 16, 1999

You are cordially invited to attend the Annual Meeting of Stockholders of Walker Interactive Systems, Inc., which will be held on Thursday, May 20, 1999 at 2:00 p.m., local time, at the Company's headquarters, 303 Second Street, San Francisco, California.

At the meeting, we will vote on the proposals described in the accompanying Notice and Proxy Statement and report to you on the operations of the Company. You will have the opportunity to ask questions about the business that may be of general interest to you and other stockholders.

Your vote is important regardless of how many shares you own and whether or not you plan to attend the Annual Meeting of Stockholders. Please take a few minutes now to review the proxy statement and to sign and date your proxy and return it in the postage-paid envelope provided.

                                        Sincerely,

                                        LEONARD Y. LIU
                                        ---------------------
                                        LEONARD Y. LIU
                                        Chairman, President and
                                        Chief Executive Officer

                                  DETACH HERE

       Please mark
__X__  votes as in
       this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSALS 2, 3 AND 4.

1. To elect three directors to hold office until the 2002 Annual Meeting of Stockholders.

     Nominees: William A. Hasler, Leonard Y. Liu and David C. Wetmore

                    FOR                 WITHHELD

                    [_]                    [_]

[_]  ________________________________________
      For all nominees except as noted above

2.   To  approve  the   Company's   1992     FOR       AGAINST        ABSTAIN
     Employee  Stock  Purchase  Plan, as
     amended,  to increase the aggregate     [_]         [_]            [_]
     number of  shares  of Common  Stock
     authorized  for issuance under such
     plan   from   950,000   shares   to
     1,500,000,  an  increase of 550,000
     shares.

3.   To  approve  the   Company's   1993     FOR       AGAINST        ABSTAIN
     Non-Employee    Directors'    Stock
     Option   Plan,   as   amended,   to     [_]         [_]            [_]
     increase  the  aggregate  number of
     shares of Common  Stock  authorized
     for  issuance  under such plan from
     250,000   shares  to  350,000,   an
     increase of 100,000 shares.

4.   To ratify the selection of Deloitte     FOR       AGAINST        ABSTAIN
     &   Touche   LLP   as   independent
     auditors  of the  Company  for  its     [_]         [_]            [_]
     fiscal  year  ending  December  31,
     1999.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:_________________ Date:______ Signature:_________________ Date:______